Exhibit 10.1

November 7, 2024

Mark W. Begor

c/o Equifax Inc.

1500 Peachtree Street, N.W.

Atlanta, GA 30309

Dear Mark:

The purpose of this letter (this “Letter”) is to amend, effective as of November 7, 2024, that certain Employment Agreement between Equifax Inc. (the “Company”) and you, dated as of March 27, 2018 (the “Employment Agreement”), and that certain Letter Agreement between the Company and you, dated as of February 4, 2021 (the “Letter Agreement”), as set forth below.

1.	Section 1 of the Letter Agreement and Section 10(c) of the Employment Agreement are hereby deleted (except for the terms defined therein).

2.	Section 4 of the Letter Agreement is hereby deleted and replaced with the following:

4.  For equity awards granted after November 7, 2024, for purposes of Section 10(b) of the Employment Agreement (and such other Sections of the Employment Agreement in which Retirement is referenced) and the equity grants described in Section 3 of this Letter, the term “Retirement” means (i) your termination of employment without Cause or resignation for Good Reason or (ii) on or after December 31, 2027, your Voluntary Resignation; provided, however, that you shall not be treated as ending your employment through Retirement if the Company has Cause to terminate your employment at your Termination Date or pursuant to the lookback provisions in the definition of “Cause.”

Except as modified by this Letter, the terms and conditions of the Employment Agreement and the Letter Agreement shall remain unmodified and in full force and effect. For the avoidance of doubt, nothing in this Letter is intended to affect any equity awards that were granted to you prior to the effective date of this Letter, and the respective rights and obligations of the parties with respect thereto shall continue in effect. This Letter may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Please acknowledge your understanding of and agreement to the foregoing by signing this Letter in the space provided below and returning a signed copy to me. By signing this Letter, you agree that entry into this Letter shall not constitute “Good Reason” as defined in the Employment Agreement.

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Sincerely,

EQUIFAX INC.

By:	/s/ Mark L. Feidler

Mark L. Feidler
Chairman of the Board of Directors

Date: November 7, 2024

ACKNOWLEDGED AND AGREED as of the 7th day of November 2024:

/s/ Mark W. Begor

Mark W. Begor